REVOLVING NOTE

$1,000,000	Date: as of December, ___, 2008
Due Date: __________________, 2009

          FOR VALUE RECEIVED, National Automation Services, Inc., a Nevada corporation whose address is 2053 Pabco Road, Henderson, Nevada 89011, Intuitive System Solutions, Inc. a Nevada corporation whose address is 2053 Pabco Road, Henderson, Nevada 89011, and Intecon, Inc., an Arizona corporation whose address is 1215 S. Park Lane, Suite 4, Tempe, Arizona 85281 (each individually a “Borrower” and collectively, the “Borrowers”), each promises to pay to the order of TRAFALGAR CAPITAL SPECIALIZED INVESTMENT FUND, FIS (hereinafter, together with any holder hereof, the “Lender”), whose address is 8-10 Rue Mathias Hardt, BP 3023, L-1030 Luxembourg, on or before _, 2009 (the “Revolving Loan Maturity Date”), the lesser of (i) ONE MILLION DOLLARS ($1,000,000), or (ii) the aggregate principal amount of all Revolving Loans outstanding under and pursuant to that certain Credit Agreement of even date herewith, executed by and among the Borrowers, National Automation Services, Inc. and the Lender, as amended from time to time (as amended, supplemented or modified from time to time, the “Credit Agreement”), and made available by the Lender to the Borrowers at the maturity or maturities and in the amount or amounts stated on the records of the Lender, together with interest (computed on the actual number of days elapsed on the basis of a 360 day year) on the aggregate principal amount of all Revolving Loans outstanding from time to time, as provided in the Credit Agreement. Capitalized words and phrases not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

          This Revolving Note (“Note”) evidences the Revolving Loans incurred by the Borrowers under and pursuant to the Credit Agreement, to which reference is hereby made for a statement of the terms and conditions under which the Revolving Loan Maturity Date or any payment hereon may be accelerated. The holder of this Note is entitled to all of the benefits and security provided for in the Credit Agreement. All Revolving Loans shall be repaid by the Borrowers on the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of the Credit Agreement.

          Principal and interest shall be paid to the Lender as set forth in the Credit Agreement, or at such other place as the holder of this Note shall designate in writing to the Borrowers. Each Revolving Loan made by the Lender, and all payments on account of the principal and interest thereof shall be recorded on the books and records of the Lender and the principal balance as shown on such books and records, or any copy thereof certified by an officer of the Lender, shall be rebuttably presumptive evidence of the principal amount owing hereunder.

          Except for such notices as may be required under the terms of the Credit Agreement, each Borrower waives presentment, demand, notice, protest, and all other demands, or notices, in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence.

          Each Borrower shall be solely responsible for the payment of any and all documentary stamps and other taxes applicable to the full face amount of this Note.

          The Revolving Loans evidenced hereby have been made and/or issued and this Note has been delivered at the Lender’s main office set forth above. This Note shall be governed and construed in accordance with the laws of the State of Florida, in which state it shall be performed, and shall be binding upon the Borrowers, and each of their legal representatives, successors, and assigns. Wherever possible, each provision of the Credit Agreement and this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Credit Agreement or this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of the Credit Agreement or this Note.

          Nothing herein contained, nor in any instrument or transaction relating hereto, shall be construed or so operate as to require the Borrowers, or any person liable for the payment of this Note, to pay interest in an amount or at a rate grater than the highest rate permissible under applicable law. By acceptance hereof, Lender hereby warrants and represents to Borrowers that Lender has no intention of charging a usurious rate of interest. Should any interest or other charges paid by the Borrowers, or any parties liable for the payments made pursuant to this Note, result in the computation or earning of interest in excess of the highest rate permissible under applicable law, any and all such excess shall be and the same is hereby waived by the holder hereof. Lender shall make adjustments in the Note or Credit Agreement, as applicable, as necessary to ensure that Borrowers will not be required to pay further interest in excess of the amount permitted by Florida law. All such excess shall be automatically credited against and in reduction of the outstanding principal balance. Any portion of such excess which exceeds the outstanding principal balance shall be paid by the holder hereof to the Lender and any parties liable for the payment of this Note, it being the intent of the parties hereto that under no circumstances shall the Borrowers, or any party liable for the payments hereunder, be required to pay interest in excess of the highest rate permissible under applicable law.

[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Borrowers have executed this Note as of the date set forth above.

National Automation Services, Inc.

By:

Name:	Robert W. Chance
Title:	President

Intuitive System Solutions, Inc.

By:

Name:	Jody R. Hanley
Title:	President

Intecon, Inc.

By:

Name:	Brandon Spiker
Title:	President

Signature Page to Revolving Note